Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-284566 on Form S-11 of our report dated May 8, 2025 relating to the financial statements of StratCap Digital Infrastructure REIT, Inc., appearing in the Annual Report on Form 10-K of StratCap Digital Infrastructure REIT, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

October 23, 2025